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                                                                  EXHIBIT (n)(1)
        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 (the "Registration Statement") of our report dated March 19, 2008 relating to the consolidated financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 14, 2008 relating to the financial statements and financial highlights of New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account-I, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

New York, New York


April 16, 2008